UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

Dakota Plains Holdings, Inc.
(Name of Registrant as Specified in Its Charter)

LONE STAR VALUE INVESTORS, LP LONE STAR VALUE INVESTORS GP, LLC LONE STAR VALUE MANAGEMENT, LLC JEFFREY E. EBERWEIN Michael V. Hidalgo Kevin M. Rendino Joshua E. Schechter Galen G. Vetter
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Lone Star Value Management, LLC, together with the other participants named herein (collectively, “Lone Star Value”), has made a preliminary filing with the Securities and Exchange Commission of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of Lone Star Value’s slate of five highly-qualified director nominees to the Board of Directors of Dakota Plains Holdings, Inc., a Nevada corporation (the “Company”), at the Company’s upcoming 2016 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On August 23, 2016, Lone Star Value issued the following press release:

LONE STAR VALUE CRITICIZES ANTI-STOCKHOLDER ACTIONS AT DAKOTA PLAINS

Calls on Company to Hold 2016 Annual Meeting without Further Delay

Highlights Waste and Destruction of Stockholder Value

OLD GREENWICH, CT, August 23, 2016 – Lone Star Value Management, LLC (together with its affiliates, “Lone Star Value”, “we”, or “us”), the largest stockholder of Dakota Plains Holdings, Inc. (“Dakota Plains” or the “Company”) (OTC: DAKP), with ownership of approximately 11.0% of the Company’s outstanding shares, today commented on the Company’s anti-stockholder tactics and waste of corporate resources. Lone Star Value also reiterated its disappointment with the Company’s performance under CEO Craig McKenzie and the incumbent Board of Directors (the “Board”).

Lone Star Value continues to believe the Company’s poor stock price performance is a direct result of the failed leadership of CEO Craig McKenzie and the incumbent Board, and further believes the candidates we nominated for election in March and disclosed in our preliminary proxy statement in April1 would dramatically improve the Board by adding a stockholder’s perspective and a well-balanced set of skills to create an immediate impact and increase stockholder value. Given Dakota Plains’ stock price decline of 99.3% during Craig McKenzie’s tenure as CEO2, decline of 98.5% since the Board was partially reconstituted last year3, and the Company’s recent delisting from the NYSE MKT, it is apparent that an immediate upgrade to the Board is urgently needed.

Despite holding its past three annual meetings in the month of June, Dakota Plains has yet to schedule its Annual Meeting for 2016. CEO McKenzie and the incumbent Board have failed to provide stockholders with any information as to when the meeting will be held or how this delay serves their interests. Given the incumbent Board’s chronic erosion of stockholder rights4, we are left to presume that the Board’s primary motives are to further entrench itself and block stockholder input. We fail to see any legitimate purpose for failing to schedule the 2016 Annual Meeting and allowing stockholders to vote on the election of directors.

We are concerned that in addition to impairing stockholder rights5, the CEO has also wasted corporate resources to the detriment of stockholders and in favor of his own personal interests. In its smear attacks on Lone Star Value in its proxy contest6, the Company referred to a case against William DeRosa, a former director of the Company selected by Lone Star Value as a stockholder representative on the Board. After more than a year of wasteful litigation pursuing meritless claims against Mr. DeRosa, the Company recently agreed to a judgment in Mr. DeRosa’s favor with the Company paying Mr. DeRosa to resolve all claims. Consider that the CEO initiated this case seeking a very small amount of monetary damages from the defendant and instead ended up paying the defendant in order to settle the case after spending a significant amount in legal costs. Not only did CEO McKenzie thoughtlessly and needlessly damage Mr. DeRosa’s reputation, he also wasted significant corporate resources on unnecessary legal costs. We strongly believe pressing frivolous claims against an independent director representing stockholders is yet another example of the CEO and incumbent Board placing their own personal interests ahead of those of the stockholders.

1 See Proxy Statement by Lone Star Value Investors, LP dated 04/26/2016 filed as a Preliminary Proxy on 04/27/2016.

2 Stock price decline during Mr. McKenzie’s tenure as CEO at Dakota Plains calculated from 02/12/2013 to 08/19/2016.

3 Stock price decline during new Board’s tenure calculated from 02/12/2015 to 08/19/2016.

4 See press release issued by Lone Star Value on 03/18/2016 filed as Exhibit 99.1 to Form 13D/A filed on 03/18/2016.

5 Id.

6 See press release issued by Dakota Plains on 03/18/2016 filed as Exhibit 99.1 to Form 8-K filed 03/18/2016.

Lone Star Value, a stockholder of Dakota Plains since early 2014, is committed to maximizing value for ALL Dakota Plains’ stockholders by upgrading and replacing the existing Board, overhauling the Company’s corporate governance and compensation policies, and running a proper strategic alternatives process. We continue to call on the incumbent Board to halt the anti-stockholder tactics and immediately schedule the 2016 Annual Meeting so that Dakota Plains stockholders can choose who they want to represent them.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Lone Star Value Investors, LP, together with the other participants named herein (collectively, “Lone Star Value”), has filed a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of five highly-qualified director nominees at the 2016 annual meeting of stockholders of Dakota Plains Holdings, Inc., a Nevada corporation (the “Company”).

Lone Star Value STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are Lone Star Value Investors, LP (“Lone Star Value Investors”), Lone Star Value Investors GP, LLC (“Lone Star Value GP”), Lone Star Value Management, LLC (“Lone Star Value Management”), Jeffrey E. Eberwein, Michael Hidalgo, Kevin Rendino, Joshua E. Schechter, and Galen G. Vetter (collectively, the “Participants”).

As of the date hereof, Lone Star Value Investors directly beneficially owns 5,654,454 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company. Lone Star Value GP, as the general partner of Lone Star Value Investors, may be deemed the beneficial owner of the 5,654,454 shares of Common Stock beneficially owned by Lone Star Value Investors. As of the date hereof, 400,000 shares of Common Stock were held in a certain account managed by Lone Star Value Management (the “Separately Managed Account”). Lone Star Value Management, as the investment manager of Lone Star Value Investors and the Separately Managed Account, may be deemed the beneficial owner of the 6,054,454 shares of Common Stock beneficially owned in the aggregate by Lone Star Value Investors and held in the Separately Managed Account. Mr. Eberwein, as the manager of Lone Star Value GP and sole member of Lone Star Value Management, may be deemed the beneficial owner of the 6,054,454 shares of Common Stock beneficially owned in the aggregate by Lone Star Value Investors and held in the Separately Managed Account. As of the date hereof, none of Messrs. Hidalgo, Rendino, Schechter or Vetter beneficially own any shares of Common Stock.

About Lone Star Value Management:

Lone Star Value Management, LLC ("Lone Star Value") is an investment firm that invests in undervalued securities and engages with its portfolio companies in a constructive way to help maximize value for all stockholders. Lone Star Value was founded by Jeff Eberwein who was formerly a Portfolio Manager at Soros Fund Management and Viking Global Investors. Lone Star Value is based in Old Greenwich, CT.

Investor Contact:

John Glenn Grau

InvestorCom

(203) 972-9300 ext. 11